UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016 (September 9, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

Exercise of Over-Allotment Options

On September 9, 2016, the underwriters of the recent public offering of common stock conducted by PDC Energy, Inc. (the “Company”) exercised their option to purchase an additional 1,185,000 shares, bringing the total shares to be purchased to 9,085,000.  On the same date, the underwriters of the Company’s recent public offering of convertible senior notes due 2021 exercised their option to purchase $25 million principal amount of additional notes, bringing the total aggregate principal amount of the offering to $200 million.  The offerings are expected to close on or around September 14, 2016, subject to customary closing conditions.

Item 8.01  Other Events

Private Notes Offering

On September 12, 2016, the Company issued a press release announcing that it intends to effect a private offering of senior notes to certain eligible purchasers. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Pro Forma Financial Information

The following table presents certain unaudited pro forma financial information of the Company for the last twelve months ended as of June 30, 2016, the last six months ended as of June 30, 2016 and for the year ended as of December 31, 2015 (Dollars in thousands) (see note 1 to Exhibit 99.2 hereto):

	Last twelve months ended / As of June 30, 2016	Last six months ended / As of June 30, 2016	Year ended / As of December 31, 2015
Other Financial Data:
Adjusted EBITDA	$427,014	$173,144	$435,554
Depreciation, depletion and amortization	393,967	213,194	308,575
Pro forma interest expense, net	74,111	36,612	74,321
Pro forma long-term debt	1,080,247	1,080,247	n/a
Ratio of pro forma total long-term debt to Adjusted EBITDA	2.5x	6.2x	n/a
Ratio of Adjusted EBITDA to pro forma interest expense, net	5.8x	4.7x	5.9x

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(254,542)	$(179,464)	$(119,820)
Interest expense, net	74,111	36,612	74,321
Income tax provision	(152,323)	(107,817)	(69,897)
Depreciation, depletion and amortization	393,967	213,194	308,575
Impairment of properties and equipment	198,277	5,171	200,282
Accretion of asset retirement obligation	6,777	3,623	6,302
(Gain) loss of commodity derivative instruments	(103,892)	81,672	(203,177)
Net settlements on commodity derivative instruments	264,639	120,153	238,968
Adjusted EBITDA	$427,014	$173,144	$435,554

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as at June 30, 2016, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2016 and for the year ended December 31, 2015, which give effect to the Company’s recently announced acquisition of properties in the Delaware Basin portion of the Permian Basin region in Texas, are attached as Exhibit 99.2. This pro forma financial information updates the pro forma financial information attached to the Company’s Form 8-K filed September 8, 2016 to reflect, among other things, pricing of and increases in the size of, and the exercise of the underwriters’ over-allotment options with respect to, the Company’s recent public offerings of common stock and convertible notes.

(d) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of PDC Energy, Inc. Regarding Proposed Offering of Senior Notes, dated as of September 12, 2016.

99.2

The unaudited pro forma condensed consolidated balance sheet of the Company as at June 30, 2016, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2016 and for the year ended December 31, 2015, which give effect to the Company’s recently announced acquisition of properties in the Delaware Basin portion of the Permian Basin region in Texas.